CERTIFICATE OF INCORPORATION
                                       OF
                              EZ DATA SYSTEMS, INC.
                            (a Delaware corporation)

     The undersigned, in order to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is EZ Data Systems, Inc.

     2. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted are:


          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares which the corporation shall have authority to issue is 10,000 shares of common stock with a par value of $.01 per share.

     5. The name and mailing address of the incorporator is as follows:

         Name                           Mailing Address
         ----                           ----------------
         Stephen L. Pritchard           c/o Herrick & Smith
                                        100 Federal Street, 29th Floor
                                        Boston, Massachusetts  02110

     6. The name and address of the person who is to serve as director until the first annual meeting of stockholders or until his successors are elected and qualified is as follows:

         Name                            Mailing Address
         ----                            ---------------
         James E. Cook                   c/o E Z Data, Inc.
                                         Newington Industrial Park
                                         Newington, New Hampshire  03801

     The Bylaws of the corporation may be amended, altered or repealed by the Board of Directors at any regular or special meeting or by written consent pursuant to Section 141(f) of the General Corporation Law of Delaware, and may be amended by the stockholders at any annual or special meeting or by written consent pursuant to Section 228 of said General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has signed this certificate this 15th day of July, 1982.

                                                     ---------------------------
                                                     Stephen L. Pritchard